SUB-SUBLEASE AGREEMENT

This Sub-Sublease Agreement (the “Sub-Sublease Agreement”) is entered as of January 12, 2016 (the “Effective Date”) between Acucela Inc., a Washington corporation (“Sublessor”) and Zillow, Inc., a Washington corporation (“Sublessee”).

FACTUAL BACKGROUND

A.    The Boeing Company, a Delaware corporation (“Boeing”) and The Northwestern Mutual Life Insurance Company entered into a Lease Agreement dated as of November 16, 2011 (as amended by First Amendment to Lease dated June 8, 2012, the “Lease Agreement”). A complete copy of the Lease Agreement is attached hereto as Exhibit A. Pursuant to the Lease Agreement, Boeing leases certain office facilities (as more fully described in the Lease Agreement, the “Leased Premises”) in the building known as the Russell Investments Center located at 1301 Second Avenue, Seattle, Washington 98101 (the “Building”). Effective April 30, 2012, Northwestern Mutual Life Insurance Company transferred its interest in the Lease Agreement and in the Building to CommonWealth Partners dba FSP-RIC, LLC, a Delaware limited liability company (“Landlord” or “RIC”).

B.    Sublessor and Boeing entered into a Sublease Agreement dated as of June 26, 2014 (the “Sublease Agreement”). A copy of the Sublease Agreement as filed with the Securities and Exchange Commission (the “SEC”) is attached hereto as Exhibit B. Pursuant to the Sublease Agreement, Sublessor leases certain office facilities in the Building.

C.    Sublessee wishes to acquire from Sublessor the right to occupy a portion of the Leased Premises comprising approximately 38,723 rentable square feet of office space, consisting of the entire floors on Floors 41 and 42 of the Building, as outlined on the floor plans set forth in Exhibit C. The premises so subleased to Sublessee are referred to in this Agreement as the “Subleased Premises.”

D.    Pursuant to the terms of the Lease Agreement and Sublease Agreement, the consents of the Landlord (the “RIC Consent”) and Boeing (the “Boeing Consent”, and collectively with the RIC Consent, the “Landlord’s Consent”) are required in order for the parties to enter into this Sub-Sublease Agreement. The RIC Consent shall be attached hereto as Exhibit D and the Boeing Consent shall be attached hereto as Exhibit E.

AGREEMENTS

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

0.    Incorporation of Factual Background. Sublessor and Sublessee hereby confirm the factual information set out in the Factual Background above.

1.    Sublease of Subleased Premises.

1.1    Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor the Subleased Premises, subject and pursuant to the terms and conditions of this Sub-Sublease Agreement. In addition, Sublessee shall have the right to use the common areas of the Building (the “Common Areas”) to the extent provided in the Lease Agreement and Sublease Agreement.

2.    Term of Sublease.

2.1    The term of the Sublease (“Sublease Term”) shall commence on May 1, 2017 (the “Sublease Commencement Date”) and shall expire at 5 p.m. on February 28, 2022, unless Sublessor receives notice from Boeing terminating the Sublease Agreement on November 30, 2021, or unless sooner terminated pursuant to the terms and conditions of this Sub-Sublease Agreement. Notwithstanding the foregoing, Sublessor agrees that it shall not exercise any extension rights it may have under the Sublease Agreement and shall not object or interfere with Sublessee’s efforts to negotiate a separate new lease for the Subleased Premises directly with the Landlord, for a term commencing upon the expiration or earlier termination of this Sub-Sublease Agreement, the Sublease Agreement, or the Lease Agreement (“Successor Lease”); provided that if such Successor Lease is intended to commence upon an earlier termination of either the Lease Agreement or Sublease Agreement, such Successor Lease and the associated early termination of the Lease Agreement, Sublease Agreement and this Sub-Sublease Agreement shall not create any liabilities, obligations or expenses for Sublessor other than those that would otherwise accrue under the Lease Agreement, the Sublease Agreement, this Sub-Sublease Agreement, and any other sublease(s) of the Subleased Premises, in the event that: (a) the Lease Agreement, the Sublease Agreement, the Sub-Sublease Agreement, and such other subleases, if any, were to concurrently terminate on a consensual basis with no consideration payable by Sublessor on such early termination date, without any holdover occupancy of the Subleased Premises by Sublessee, and (b) Sublessee were to timely satisfy all of its surrender and other obligations under this Sub-Sublease Agreement as of such early termination date.

2.2    Parking. Sublessee shall have the right to rent its proportionate share of parking spaces in the Building’s parking garage, as defined in the Lease Agreement [defined]. The fee for each parking stall shall be equal to the fee charged to Sublessor by Landlord from time to time for each parking stall.

3.    Rent. Rent under this Sublease Agreement shall be comprised of Base Rent and Additional Rent. All payments of Rent shall be made in United States Dollars and in immediately available funds payable to Sublessor and delivered to:

Via US Mail
Acucela Inc.
1301 2nd Avenue, Suite 4200
Seattle, WA 98101

All payments of Rent (whether Base Rent or Additional Rent) shall be made without deduction or setoff of any kind.

3.1     Base Rent. Base Rent shall be payable monthly in advance on the first day of each month during the Sublease Term without notice or demand. Base Rent during the Sublease Term shall be as follows:

From	To	Rate psf/y	Base Rent/m	Base Rent/y
5/1/2017	7/31/2017	$ -	$ -	$ -
8/1/2017	4/30/2018	$28.00	$90,353.67	$813,183.00
5/1/2018	4/30/2019	$28.84	$93,064.28	$1,116,771.32
5/1/2019	4/30/2020	$29.71	$95,856.20	$1,150,274.46
5/1/2020	4/30/2021	$30.60	$98,731.89	$1,184,782.69
5/1/2021	11/30/2021	$31.51	$101,693.85	$711,856.93

3.2    Additional Rent. Sublessee shall pay Sublessor (a) a proportionate share equal to one hundred percent (100%) of the Additional Rent payable by Sublessor to Boeing according to Section 3.2 of the Sublease Agreement (the “Operating Expenses”) and (b) any amounts payable by Sublessee to Sublessor under this Sub-Sublease Agreement that are not included within Base Rent or Operating Expenses, in each case with a reconciliation made between Sublessor and Sublessee that is concurrent and consistent with any reconciliation made between Landlord and Boeing, or Sublessor and Boeing, as applicable, under Article Five of the Lease Agreement. Sublessor will invoice Sublessee for its proportionate share of all charges for Operating Expenses that Sublessor receives from Boeing or Landlord and will promptly provide Sublessee with copies of any documentation regarding Operating Expenses provided by the Landlord in accordance with the Lease Agreement. Sublessor will invoice Sublessee for all other amounts of Additional Rent and will promptly provide Sublessee with copies of any documentation regarding such Additional Rent provided by the Landlord in accordance with the Lease Agreement. All invoices for Operating Expenses and for other amounts of Additional Rent are due and payable thirty (30) days after the date when received by Sublessee. Sublessee shall have the same rights to reconciliation of Operation Expenses and Additional Rent as set forth in Sections 5.3 and 5.8 of the Lease Agreement.

3.3    Late Payment; Interest. If Sublessee fails to pay any amount of Rent when it is due, Sublessor shall provide Sublessee with written notice of the non-payment. If Sublessee fails to pay any amount of Rent promptly following receipt of such written notice, Sublessee may be required to pay to Sublessor a late payment fee equal to two percent (2%) of the amount due, together with interest from the date due until paid at the Default Rate, provided that interest shall not be payable on late charges incurred by Sublessee nor on any amounts upon which late charges are paid by Sublessee to the extent such interest would cause the total interest to be in excess of that legally permitted. The Default Rate is a fluctuating rate of interest per annum equal at all times to the rate of interest announced from time to time by Chase Manhattan Bank in New York, New York as its “prime rate” plus six percent per annum, each change in such fluctuating rate to take effect simultaneously with each change in such prime rate.

3.4     Security Deposit. Concurrently with the execution and delivery of this Sublease Agreement, Sublessee shall deposit with Sublessor cash (the “Security Deposit”) in the amount of One Hundred One Thousand Six Hundred Ninety-Three Dollars and Eighty-Five Cents ($101,693.85) as security for the full and faithful performance of every provision of this Sub-Sublease Agreement to be performed by Sublessee. If Sublessee defaults with respect to any provision of this Sub-Sublease Agreement beyond any applicable notice and cure periods, including but not limited to the provisions relating to the payment of Rent, then Sublessor may, as applicable, use, apply, or retain all or any part of the Security Deposit to the extent necessary in Sublessor’s judgment to cure such default and Sublessor may use, apply, or retain such amount for the payment of any Rent and any other amount that Sublessor may spend or become obligated to spend by reason of Sublessee’s default or to compensate Sublessor for any other loss or damage that Sublessor may suffer by reason of Sublessee’s default. If any amount of the Security Deposit is so used or applied, Sublessee shall, within twenty (20) business days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount. The amount so demanded shall be considered Additional Rent and the failure of Sublessee to pay such amount shall be a default of this Sub-Sublease Agreement. If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by Sublessee, Sublessor shall return the Security Deposit to Sublessee within thirty (30) days after the expiration of the Sublease Term. Nothing in this Sub-Sublease Agreement shall be deemed to limit the amount of damages recoverable by Sublessor to the Security Deposit.

3.5    Suite 1700. Sublessee For the avoidance of doubt, Sublessee shall not be liable to Sublessor, Boeing, or Landlord for any Rent, Additional Rent, operating expenses, property taxes, or for any other costs, expenses or obligations related to, associated with or attributable to Suite 1700 in the Building.

4.    No Improvements; Alterations; Return of Subleased Premises.

4.1    No Sublessor Improvements. Sublessee acknowledges that Sublessor has no obligation of any kind to make any improvements or alterations to the Subleased Premises. The Sublessee accepts the Subleased Premises “as is.” Sublessor shall remove any and all furniture, fixtures and equipment, and any personal property it intends to keep prior to delivery. Any remaining furniture, fixtures and equipment, and personal property shall be conveyed to Sublessee via a warranty bill of sale for no consideration.

4.2    Alterations. Sublessee shall make no alteration, addition, modification, or improvement (each, an “Alteration”) to the Subleased Premises without the prior written consent of Sublessor. Sublessee acknowledges that Sublessor may also require the consent of the Landlord and Boeing.

4.3    Surrender. At Expiration of Sublease Term. At the expiration or earlier termination of the Sublease Term, Sublessee shall quit the Subleased Premises and return the Subleased Premises to Sublessor in the same condition as at the commencement of the Sublease Term, except for normal wear and tear, and casualty. Sublessee shall remove all fixtures and improvements placed by Sublessee during the Sublease Term, if required to do so by the Landlord. Sublessee shall hold Sublessor harmless from and against any and all claims by Landlord or Boeing that result from (i) Sublessee’s failure to surrender the Subleased Premises to Sublessor at the expiration or earlier termination of the Sublease Term and/or (ii) Sublessee’s failure to surrender the Subleased Premises to Sublessor in the condition required by this Sub-Sublease Agreement.

5.    Additional Obligations of Sublessee.

5.1    The only services to be provided by Sublessor to Sublessee are those services that Landlord is required to provide and does in fact provide to Sublessor pursuant to the Lease Agreement.

5.2    This Sub-Sublease Agreement is subject and subordinate to the Lease Agreement and Sublease Agreement. Except as expressly provided in this Sub-Sublease Agreement to the contrary, all of the terms, covenants, and conditions of the Lease Agreement and Sublease Agreement shall be applicable to this Sub-Sublease Agreement and the Subleased Premises but with the substitution in such terms, covenants and conditions of the Sublessor as the Landlord, Boeing, the Sublessee as the Tenant, and the Subleased Premises as the Leased Premises, PROVIDED however, that nothing in this Sub-Sublease Agreement shall be deemed to transfer or convey to Sublessee any right of first refusal, including Boeing’s rights under Section 31 of the Lease Agreement, any renewal option, including Boeing’s renewal option in Section 32 of the Lease Agreement, and any rights granted to Boeing pursuant to the First Amendment to Lease, dated June 8, 2012. Without limiting the generality of the foregoing, Sublessee shall obtain any insurance required to be maintained by Boeing under the Lease Agreement or Sublessor under the Sublease Agreement with respect to the Subleased Premises, naming the Landlord, and the Sublessor as additional insured or loss payee, as the case may be, as if Sublessee were the Tenant under the Lease Agreement with respect to the Subleased Premises. Nothing in this Sub-Sublease Agreement is intended to require Sublessee to pay any amount of rent to Landlord under the Lease Agreement or Boeing under the Sublease Agreement.

5.3    Sublessee shall neither do nor permit anything to be done that would cause Boeing to be in default of the Lease Agreement or Sublessor to be in default of the Sublease Agreement or would cause the Lease Agreement or Sublease Agreement to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in the Landlord under the Lease Agreement or Boeing under the Sublease Agreement, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of which the Lease Agreement or Sublease Agreement may be terminated or forfeited.

5.4    Sublessee shall use the Subleased Premises for the purposes permitted by the Lease Agreement and for no other purpose. Sublessee shall not use the Subleased Premises for any unlawful purpose.

5.5    Sublessee agrees to forward to Sublessor, immediately upon receipt thereof, copies of any notices relating to the Lease Agreement or Sublease Agreement as such relates to the Subleased Premises, and Sublessee's occupancy or use of the Subleased Premises received by Sublessee from Landlord or Boeing under the Lease Agreement or Sublease Agreement or from any governmental authority.

5.6    Sublessee hereby confirms that it has read and understood Section 33.33 of the Lease Agreement and confirms for the benefit of Sublessor, Landlord and Boeing that each representation and warranty contained in said Section 33.33 is true as of the Effective Date and will continue to be true during the Sublease Term of Sublessee, each person with a 10% or greater interest in Sublessee, and each guarantor (if any) of Sublessee.

6.    Indemnity and Insurance. The following provisions are in addition to any similar or complementary provisions of the Lease Agreement and the Sublease Agreement:

6.1    Sublessee shall indemnify and hold Acucela Inc., a Washington corporation, and its subsidiaries and affiliated corporations, and their respective officers, directors, agents, employees, attorneys, and assigns, and the Landlord and Boeing, and their respective officials, employees, contractors, and agents (the “Indemnified Parties”) harmless from and against any and all claims or liability for bodily injury to or death of any person or loss of or damage to any property arising out of Sublessee’s use or occupancy of the Subleased Premises or the Common Areas or property of which the Subleased Premises are a part, or from the conduct of Sublessee’s business, or from any activity, work, or thing done, permitted, or suffered by Sublessee, its employees, agents, contractors, or invitees in or about the Subleased Premises, the Leased Premises, or the Common Areas. Notwithstanding the foregoing, the indemnity provisions herein shall not include claims and liabilities for bodily injury to or death of any person or loss of or damage to any property to the extent caused by any negligence or willful misconduct on the part of the Indemnified Parties, or of Sublessor, its agents, employees, contractors, or invitees.

Sublessee expressly waives any immunity under industrial insurance whether arising from Title 51 of the Revised Code of Washington or any other statute or source, to the extent of the indemnity set forth in this paragraph 6.1. In the event that Sublessee is successful in proving that the foregoing indemnity is limited by RCW 4.24.115, Sublessee shall defend, indemnify and hold harmless the Indemnified Parties to the full extent allowed by RCW 4.24.115. In no event shall Sublessee’s obligations hereunder be limited to the extent of any insurance available to or provided by Sublessee. Sublessee shall require each subcontractor who desires access to the Leased Premises to provide an indemnity, enforceable by and for the benefit of the Indemnitees, to the same extent required of the Sublessee.

Such indemnity shall include all reasonable costs, attorneys’ fees, and expenses incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Sublessor by reason of any claim falling within the scope of the foregoing indemnity, Sublessee upon written notice from Sublessor to Sublessee after notice of the claim shall defend the same at Sublessee’s expense by counsel reasonably satisfactory to Sublessor.

Sublessor shall provide notice to Sublessee as soon as is reasonably practical after Sublessor receives notice of any claim that will fall within the scope of the foregoing indemnity, provided that Sublessor’s performance of the foregoing shall not be deemed a condition to Sublessee’s obligations under the foregoing indemnity, but Sublessee may seek to reduce its obligation under the foregoing indemnity to the extent that Sublessee could have avoided liability or cost had Sublessor performed its obligations set out in this paragraph.

6.2    Sublessee at Sublessee’s own cost and expense, will provide and keep in full force and effect during the term of this Sublease Agreement:

Commercial general liability insurance with limits of not less than Three Million Dollars ($3,000,000.00), or such higher amount as may be required by Landlord or Boeing pursuant to the respective Lease Agreement or Sublease Agreement, covering bodily injury to any person, including death, and loss of or damage to real and personal property. Such insurance may be provided under Sublessee’s blanket commercial general liability insurance policy. Sublessor and each of the Indemnified Parties shall be named as an additional insured under such insurance to the extent of Sublessee’s undertaking set forth in paragraph 6.1. Sublessee shall cause the insurer issuing such insurance policy to waive all rights of subrogation against the Indemnified Parties to the extent of Sublessee’s undertaking set forth in paragraph 6.1. A certificate evidencing such insurance coverage and the coverage required hereunder shall be delivered to Sublessor prior to the commencement date of the Sublease Term. Such certificate of insurance will provide for not less than fifteen days advance notice in the event of cancellation or material alteration of such insurance.

6.3    Sublessee hereby releases and relieves Sublessor and the Indemnified Parties and waives its entire claim of recovery for loss of or damage to property arising out of or incident to fire, lightning, or any other perils normally included in a standard “All Risk” physical damage property insurance policy containing an extended coverage and special extended coverage endorsement, when such property is in on or about the Subleased Premises or the Leased Premises, whether or not such loss or damage is due to the negligence of Sublessor, Sublessee, or their respective agents, employees, guests, licensees, invitees, or contractors. Without limiting the generality of the foregoing, the foregoing waiver is not intended to affect any rights or obligations of the Landlord or Boeing with respect to claims for loss of or damage to property pursuant to the respective Lease Agreement or Sublease Agreement or otherwise.

6.4    Sublessee shall cause its insurance carriers to waive all rights of subrogation against Sublessor and the Indemnified Parties to the extent of Sublessee’s undertakings set forth in article 6.

7.    Obligations of the Sublessor. Sublessor covenants, so long as Sublessee is not in default of its obligations under this Sub-Sublease Agreement, that Sublessee shall have the right to quietly enjoy the Subleased Premises without hindrance by any person claiming by or through Sublessor. Sublessor shall neither do nor permit anything to be done that would cause Sublessee to be in default of the Sublease or would cause a default to occur, or termination or forfeiture under the Lease Agreement or Sublease Agreement. Sublessor shall make all payments required to be made by Sublessor to Boeing for the Subleased Premises pursuant to the Sublease Agreement and / or Consent Agreement. Sublessor warrants that to its knowledge the copy of the Lease Agreement set forth in Exhibit A is a true and correct copy of the Lease Agreement as amended, that the Lease Agreement is in full force and effect in accordance with its terms, and that Sublessor is not aware of any event of default thereunder. Sublessor further warrants that the copy of the Sublease Agreement set forth in Exhibit B is a true and correct copy of the Sublease Agreement as filed with the SEC on July 1, 2014, that the Sublease Agreement is in full force and effect in accordance with its terms, and that Sublessor is not aware of any event of default thereunder.

7.1    Sublessor agrees to forward to Sublessee, immediately upon receipt thereof, copies of any notices relating to the Lease Agreement or Sublease Agreement as such relates to the Subleased Premises, and Sublessee’s occupancy or use of the Subleased Premises received by Sublessor from Landlord under the Lease Agreement, Boeing under the Sublease Agreement or from any governmental authority.

8.    Warranty and DISCLAIMER.

8.1    Warranty. Sublessor warrants that it is the lessee of the Subleased Premises and that Sublessor has the power and right to grant the sublease hereunder to Sublessee, subject to the consent of the Landlord and Boeing. Sublessor has not made and hereby does not make any other representations or warranties whatsoever, implied or otherwise, including, among other things, as to the suitability of the Subleased Premises, the use to which the Subleased Premises may be put, or any other matter or thing affecting or relating to the Subleased Premises, except as specifically set forth in this Sub-Sublease Agreement.

8.2    EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. NEITHER SUBLESSOR NOR ANY INDEMNIFIED PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY TO SUBLESSEE, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE) OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES.

9.    Holding Over. Sublessee may not remain in possession of the Subleased Premises following either a Lease Termination Event or the termination of the Sublease Term. Sublessee agrees to indemnify, defend and hold harmless the Sublessor from any and all losses, costs, and damages which may arise out of or be in any way connected with any holding over by Sublessee following the termination of the Sublease Term of the term of the Lease Agreement and in addition shall pay to Sublessor rent equal to one hundred fifty percent (150%) of the Rent in effect at the time such holdover commences.

10.    Environmental Matters.

10.1    Compliance with Laws and Requirements. Except as otherwise agreed by Sublessor in writing, Sublessee shall be solely responsible at its expense for obtaining any permits, licenses or approvals, and for preparing, maintaining and submitting any records or reports, as required under applicable Environmental Laws and Requirements for its operations hereunder. Sublessee shall comply with any and all Environmental Laws and Requirements and shall not cause, permit or allow the presence of and shall not generate, release, store, or deposit any Hazardous Substances on or about the Leased Premises in violation of any Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Boeing, Sublessor, or any other person. Sublessee shall not release any Hazardous Substances into the soil, water (including groundwater) or air of the Leased Premises, Subleased Premises or onto any other adjoining property in violation of Environmental Laws and Requirements, or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Boeing, Sublessor, or any other person. In the event of a spill or other release of Hazardous Substances caused by Sublessee, its agents, employees or invitees at or from the Leased Premises or Subleased Premises, Sublessee shall undertake immediate response as required by law, including but not limited to reporting to appropriate agencies, and shall notify Sublessor of same as soon as possible.

10.2    Definitions:

1)    As used herein, the term “Hazardous Substance” means any hazardous, toxic, chemical, or dangerous substance, pollutant, contaminant, waste or material, including petroleum, which is regulated under any and all federal, state, or local statute, ordinance, rule, regulation, or common law relating to chemical management, environmental protection, contamination, or cleanup including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act as amended (42 U.S.C. § 6901 et seq.) or any other Federal, state, county, or city law, or any other ordinance or regulation existing or which may exist.

2)    As used herein the term “Environmental Laws and Requirements” means any and all federal, state, local laws, statutes (including without limitation the statutes referred to in paragraph 10(b)(1), above), ordinances, rules, regulations and/or common law relating to environmental protection, contamination, the release, generation, production, transport, treatment, processing, use, disposal, or storage of Hazardous Substances, and the regulations promulgated by regulatory agencies pursuant to these laws, and any applicable federal, state, and/or local regulatory agency-initiated orders, requirements, obligations, directives, notices, approvals, licenses, or permits, including but not limited to those for the reporting, investigation, cleaning, or remediation of any Hazardous Substances on the Leased Premises or Subleased Premises.

10.3    Remediation. Should Sublessee fail to perform any of its obligations pursuant to this agreement or to any and all Environmental Laws and Requirements, Sublessee shall at its own expense promptly remedy such noncompliance. Sublessee shall at its own expense remove or remediate any unsafe condition that Sublessee has caused to occur and clean up or remediate any Hazardous Substance which Sublessee has caused to be released at or from the Leased Premises or Subleased Premises. Should Sublessee fail so to do, Sublessor shall have the right, but not the duty, to enter the Subleased Premises personally or through its agents, consultants, or contractors to perform the same. Further, Sublessee shall hold Sublessor harmless from any losses, including claims of third parties, resulting from any noncompliance with Environmental Laws and Requirements, or from any unsafe condition or release of Hazardous Substances caused by Sublessee; additionally, Sublessor shall hold Sublessee harmless from any losses, including claims of third parties, resulting from any noncompliance with Environmental Laws and Requirements, or from any unsafe condition or release of Hazardous Substances caused by Sublessor.

10.4    Documentation and Right to Inspect. Sublessee shall provide copies to Sublessor of any reports regarding its operations at the Subleased Premises which are submitted to governmental agencies pursuant to any Environmental Laws and Requirements. Sublessee shall also make available to Sublessor upon written request all permits and approvals, and all records maintained by Sublessee pursuant to any Environmental Laws and Requirements. During the Sublease Term, Sublessor and/or its agents or employees shall have the right to periodically inspect the Subleased Premises at reasonable times to confirm that Sublessee is in compliance with the terms of this Agreement, including compliance with any and all Environmental Laws and Requirements. Further, if Sublessor at any time should have any cause to believe that any Hazardous Substances are or at any time during the term of this Lease have been released at or from the Subleased Premises without strict compliance with all Environmental Laws and Requirements or in a manner which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Boeing, Sublessor, or any other person, Sublessor shall have the right at its discretion, and on written advance notice, but not the duty, to enter, at any reasonable time, and conduct an inspection of the Subleased Premises including invasive tests to determine whether, and the extent to which, Hazardous Substances have been released. Sublessee hereby grants to Sublessor, and its employees, agents, employees, consultants, and contractors the right to enter the property upon advanced reasonable written notice to Sublessee and to perform such tests on the property as are reasonably necessary in the reasonable opinion of Sublessor to conduct such investigations. Sublessor may retain, upon not less than ten (10) days’ notice to Sublessor, any independent qualified professional consultant to enter the property to conduct such inspections. Such consultant's reasonable fee shall be payable by Sublessee if such consultant reasonably determines that Sublessee’s activities constitute a material violation of Environmental Laws and Requirements or have resulted in the release of Hazardous Substances into the environment which may give rise to liability for environmental cleanup, damage to property, or personal injury to Landlord, Boeing, Sublessor, or any other person; otherwise, such fee shall be payable by Sublessor.

10.5    Indemnification. Sublessee shall indemnify, hold harmless, and defend Sublessor, and its directors, officers, employees, agents, assigns, and attorneys and the Landlord and Boeing and their respective directors, officers, employees, agents, assigns, and attorneys from any and all claims, losses, damages, response costs, and expenses arising out of or in any way relating to the violation of any Environmental Laws and Requirements, or to the generation, release, storage, deposit or disposal of Hazardous Substances, to the extent caused by Sublessee, its agents, employees and invitees at any time during the term of the Lease, including but not limited to: (1) claims of third parties, including governmental agencies, for damages (including personal injury and/or property damage), response costs, fines, penalties, injunctive or other relief; (2) the cost, expense, or loss to Sublessor of any injunctive relief, including preliminary or temporary injunctive relief, applicable to the Sublessor or the Leased Premises or Subleased Premises; and (3) the expense of reporting the existence of Hazardous Substances to any agency of any state government or the United States as required by applicable laws or regulations, before and after any trial or appeal therefrom whether or not taxable as costs; all of which shall be paid by Sublessee when accrued. Sublessor shall indemnify Sublessee pursuant to the same provisions in this Section 10.5 with respect to violation of Environmental Laws and Requirements existing at the Subleased Premises that are the result of an act by Sublessor occurring prior to the date of this Sublease Agreement.

10.6    Relation to Lease Agreement and Sublease Agreement. The provisions of this Section 10 are in addition to and not in substitution for the provisions of the Lease Agreement or the Sublease Agreement. If Sublessee believes that any provision of this Section 10 conflicts with any provision of the Lease Agreement or the Sublease Agreement, Sublessee shall immediately so notify Sublessor. Sublessor agrees to use commercially reasonable good faith efforts to resolve any such conflict.

11.    No Assignment or Sublease. Sublessee shall not assign its interest in this Sublease Agreement or sublease the Subleased Premises, without the prior written consent of Sublessor, Landlord and Boeing, which Sublessor shall not unreasonably withhold, condition or delay. If Sublessor determines to grant its consent, Sublessor shall request that Landlord and Boeing also grant their consent, but Sublessee acknowledges that Sublessor is not able to direct Landlord and Boeing’s conduct.

12.    Condition Precedent. Sublessee acknowledges that the Sublessor's right to sublease the Subleased Premises is subject to the prior written consent of the Landlord and Boeing. The Sub-Sublease Agreement shall not be deemed to have commenced unless and until the Landlord and Boeing consent to this Sublease Agreement. Sublessor shall use its diligent, good faith efforts to satisfy this condition precedent promptly following the execution of this Sub-Sublease Agreement, and shall notify Sublessee as soon as such approval is received.

13.    Notices. Any notice or demand which either party may or must give pursuant to or in connection with this Sublease Agreement shall be in writing, and sent by a nationally recognized overnight courier service with all charges for next business day delivery prepaid, addressed as follows:

To Sublessor:

Acucela Inc.
1301 Second Avenue, Suite 4200
Seattle, Washington 98101-3805

To Sublessee:

Zillow, Inc.
1301 Second Avenue, Floor 31 Seattle, Washington 98101
Attention: Legal

Notices shall be deemed to have been received at the time delivered (or if delivery is refused, the time of refusal) if sent pursuant to this paragraph 13. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

14.    Entire Agreement. This Sub-Sublease Agreement (and Landlord Consent) represents the entire agreement of the Sublessor and Sublessee with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sub-Sublease Agreement. The Exhibits attached hereto are part of this Sub-Sublease Agreement. This Sub-Sublease Agreement may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

15.    No Recording. Neither party shall record this Sub-Sublease Agreement.

16.    Successors and Assigns; Survival of Obligations. The covenants and agreements in this Sub-Sublease Agreement shall bind and inure to the benefit of Sublessor, Sublessee and their respective successors and permitted assigns. The obligations of Sublessee under paragraph 6 (Indemnity and Insurance) and paragraph 10 (Environmental Matters) shall survive the end of the Sublease Term with respect to events occurring during the Sublease Term or while Sublessee is in possession of the Subleased Premises.

17.    Confidentiality. Each party agrees that neither it nor its employees will disclose to any third party or to anyone not directly involved in the negotiation of this transaction any of the terms and conditions of this Sub-Sublease Agreement, including without limitation the rental payable by Sublessee hereunder. Neither party shall be responsible for the actions of third parties including the brokers. Notwithstanding the foregoing, Sublessee acknowledges and agrees that Sublessor may have to file this Sub-Sublease Agreement with the SEC and Sublessor acknowledges and agrees that Sublessee may have to file this Sub-Sublease Agreement with the SEC. Sublessor acknowledges and agrees that following the execution of this Sub-Sublease Agreement, Sublessee may issue a press release or other public announcement regarding this Sub-Sublease Agreement and the transactions contemplated hereby, subject to Sublessor’s approval, which approval shall not be unreasonably withheld

18.    Access/Inspection. Sublessee will allow and does hereby grant to Landlord, Boeing and Sublessor or their respective agents, upon prior reasonable notice not less than twenty-four (24) hours to Sublessee (except in the case of emergency) the right at all reasonable times, to enter the Subleased Premises for the purpose of inspecting or of making repairs, additions, or alterations to the Subleased Premises, the Leased Premises, or any property owned by or under the control of Landlord or Boeing subject to the provisions of the Lease.

19.    Attorneys’ Fees and Expenses.

(a)    If either party hereto fails to perform any of its obligations under this Sub-Sublease Agreement, then the defaulting party shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Sub-Sublease Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Sub-Sublease Agreement and to survive and not be merged into any such judgment.

(b)    Without limiting the generality of Section 19(a) above, if Sublessor utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Sublessee or in connection with any other breach of this Sub-Sublease Agreement by Sublessee, or if Sublessee utilizes the services of an attorney for the purpose of collecting any sum due to Sublessee from Sublessor or in connection with any other breach of this Sub-Sublease Agreement by Sublessor, Sublessee agrees to pay Sublessor, and, respectively, Sublessor agrees to pay Sublessee, actual attorneys’ fees and expenses as determined by Sublessor or Sublessee as the case may be for such services, regardless of the fact that no legal action may be commenced or filed by Sublessor.

20.    Sublessee's Default.
20.1    Events of Default. The following shall constitute events of default by Sublessee:
(a)    Sublessee’s failure to pay any amount of rent when due and such failure shall continue for ten (10) business day after written notice thereof from Sublessor, PROVIDED that if Sublessor delivers three such notices after Sublessee’s failure to pay rent within any eighteen month period, then on any other failure of Sublessee to pay any amount of rent when due, Sublessee shall be in default on the date such payment was due without regard to any notice from Sublessor; or
(b)    Sublessee’s failure to execute an estoppel certificate or subordination agreement as provided in this Sublease Agreement and such failure shall continue for ten (10) business days after written notice thereof; or
(c)    Sublessee’s failure to maintain in force or pay the premium for any policy of insurance required to be obtained or maintained by Sublessee, and following written notice, pursuant to this Sub-Sublease Agreement (whether pursuant to paragraph 5 or paragraph 6 of this Sub-Sublease Agreement); or
(d)    Sublessee’s failure to observe or perform any of Sublessee’s obligations under Section 10 of this Sub-Sublease Agreement, and such failure shall continue for five (5) business days after written notice thereof, provided that Sublessee shall not be deemed to be in default if such failure cannot be cured within such five day period so long as Sublessee has commenced a cure within such five day period and is diligently pursuing it thereafter; or
(e)    Sublessee’s failure to observe and perform any other material provision, term or condition in this Sub-Sublease Agreement within thirty (30) days after Sublessor delivers written notice of the failure to Sublessee, or if the cure cannot reasonably be concluded within thirty (30) days, then if Sublessee fails to commence to cure the failure within such thirty (30) day period and thereafter proceed reasonably, diligently and in good faith to complete the cure; or
(f)    Sublessee’s failure to observe or perform any of Sublessee’s obligations under this Sub-Sublease Agreement that results in a default by Sublessor under the Lease Agreement or Sublease Agreement, and such failure shall continue for a period which is three (3) days less than the applicable cure period under the Lease Agreement or Sublease Agreement (and three (3) days less than the extended cure period in the event that such cure period is extended under the Lease Agreement or Sublease Agreement).
20.2    Sublessor’s Remedies.
On the occurrence of an event of default by Sublessee, and following any applicable notice and cure period, Sublessor may, at any time thereafter, with or without notice or demand (except as expressly provided herein) and without limiting Sublessor in the exercise of any right or remedy which Sublessor may have:

(a)    Peaceably reenter the Subleased Premises upon voluntary surrender by Sublessee or, if Sublessee does not voluntarily surrender the Subleased Premises, remove Sublessee therefrom and any other persons occupying the Subleased Premises, using such legal proceedings as may be available;

(b)    In addition to reentry under (a) above, terminate this Sub-Sublease Agreement. Upon such termination, Sublessor may recover from Sublessee damages awarded in a final non-appealable judgment by a court of competent jurisdiction or binding settlement agreement, including : (i) the worth at the time of award of the unpaid Rent that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Sub-Sublease Agreement which would have been earned after termination until the time of award exceeds the amount of such loss of Rent that Sublessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent after the time of award exceeds the amount of such lost Rent that Sublessee proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease Agreement or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) is computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum lawful rate. The “worth at the time of award” of the amount referred to in clause (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1 percent per annum.

(c)    In addition to reentry pursuant to paragraph (a) above, elect in writing to terminate Sublessee’s right to possession without terminating the Sub-Sublease Agreement. In such case, the Sub-Sublease Agreement shall continue in effect for so long as Sublessor does not terminate Sublessee’s right to possession, and Sublessor may enforce all its rights and remedies under this Sub-Sublease Agreement, including the right to recover Rent as it becomes due. Any such payments due Sublessor shall be made upon demand therefor from time to time and Sublessee agrees that Sublessor may file suit to recover any sums falling due from time to time. Sublessor may at any time thereafter elect in writing to terminate this Sub-Sublease Agreement for such previous breach.

No failure by Sublessor to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent by Sublessor during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant, or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the parties. No waiver of any breach shall affect or alter this Sub-Sublease Agreement, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.
Each right and remedy provided for in this Sub-Sublease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Sub-Sublease Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of the rights or remedies provided for in this Sub-Sublease Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by such party of any or all other rights or remedies provided for in this Sub-Sublease Agreement or now or hereafter existing at law or in equity or by statute or otherwise.
For the purpose of calculating Sublessor’s damages by reason of Sublessee’s failure to pay all other sums that would have been payable hereunder if this Sub-Sublease Agreement had not been terminated, such sums shall be those sums that would have been so payable hereunder as of the time of the award. On any termination, Sublessor’s damages for default shall include all reasonable costs and fees, including reasonable attorneys’ fees that Sublessor shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Sub-Sublease Agreement, the obtaining of relief from any stay in bankruptcy restraining any action to evict Sublessee; or the pursuing of any action with respect to Sublessor’s right to possession of the Subleased Premises. To the extent permitted by applicable law, any and all rights and remedies which Sublessor may have under this Sub-Sublease Agreement and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

21.    Liens. Sublessee shall not cause or allow the Subleased Premises to become subject to any liens, claims, charges, or encumbrances (each a “Lien”). If the Subleased Premises become subject to one or more Liens as the result of the acts or omissions or sufferance of Sublessee, Sublessee shall promptly, and in any event within twenty (20) days, remove such Liens pursuant to RCW 60.04.161 and obtain a release of such Lien from the lienor. If the Sublessee fails to take timely action in this regard, the Sublessor shall have the right, but not the obligation, upon advance written notice to Sublessee to take any action reasonably necessary to remove and/or release such Liens. Such action shall be taken at the sole risk and expense of the Sublessee.

22.    Agents and Brokers. At the signing of this Agreement, Hans Kemp and Bob Mooney of Flinn Ferguson represented the Sublessor, and Parker Ferguson and Matt Hermsen of Flinn Ferguson represented the Sublessee. Each party signing this document confirms that prior oral and/or written disclosure of dual agency was provided to him or her in this transaction. Sublessor shall be responsible to pay the commission due to the brokers pursuant to a separate agreement. Each party represents to the other that it has engaged no other agent broker or agent in connection with the negotiation leading to this agreement, and shall hold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this agreement or the purchase and sale transaction, or from any claim by the respective brokers referred to in this paragraph for compensation in excess of that provided for in this paragraph.

23.    Subordination Agreement, Estoppel Certificates.

23.1.    Subordination Agreements. If requested by Sublessor, Landlord or Boeing, Sublessee shall execute a subordination agreement evidencing the subordination of this Sublease to any mortgage, deed of trust, or lease entered into by Landlord or Boeing. Sublessor will use commercially reasonable good faith efforts to have a non-disturbance provision incorporated into said subordination agreement (but Sublessee acknowledges that the incorporation of such provisions for the benefit of subtenants is not a common practice).

23.2.    Estoppel Certificates. Sublessee shall, upon request from Sublessor, Landlord or Boeing, at any time and from time to time execute, acknowledge and deliver to the requesting party or any lender to or prospective purchaser or tenant from such party, a written statement, in the form generally acceptable to institutional purchasers or lenders certifying as follows: that this Sub-Sublease Agreement is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); that neither Sublessee nor Sublessor is in default of this Sub-Sublease Agreement and to the best of Sublessee’s knowledge there are no uncured defaults on the part of Sublessor/Sublessee (or if any such default exists, the specific nature and extent thereof); the date to which any rents and other charges have been paid in advance, if any; and such other matters as are typically contained in such certificates or that the requesting party may reasonably request.
24.    Miscellaneous Provisions.
24.1.    Severability. If a court of competent jurisdiction shall determine, to any extent, that any provision, term or condition of this Sub-Sublease Agreement shall be invalid or unenforceable, that determination shall not affect the remainder of this Sub-Sublease Agreement, and each provision, term or condition in the remainder of this Sub-Sublease Agreement shall be valid and enforceable to the extent permitted by law.
24.2    Captions. The marginal headings or titles to the sections of this Sub-Sublease Agreement are not a part of the Sub-Sublease Agreement but are inserted only for convenience. They shall have no effect on the construction or interpretation of any part of this Sub-Sublease Agreement.
24.3.    Time is of the Essence. Time is of the essence in the performance of all covenants and conditions of this Sub-Sublease Agreement in which time is a factor.
24.4    Counterparts. This Sub-Sublease Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original Sub-Sublease Agreement, but all of which together shall constitute one and the same Sub-Sublease Agreement.
24.5    Choice of Law. This Sub-Sublease Agreement shall be governed by the laws of the State of Washington, without reference to its choice of law rules.
24.6    Due Authorization and Execution. Each party represents and warrants to the other that the execution and delivery of this Sub-Sublease Agreement by such party and the performance by such party of its obligations under this Sub-Sublease Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of such party and that this Sub-Sublease Agreement, when executed and delivered by both parties and consented to by the Landlord and Boeing will be the legal obligation of such party, enforceable against such party in accordance with its terms. Each individual executing this Sub-Sublease Agreement warrants and represents that such individual has the power, right, and authority to execute this Sub-Sublease Agreement on behalf of the party for whom he or she purports to execute this Sub-Sublease Agreement.
24.7 Sublessor and Sublessee acknowledge that the total actual rentable square footage of the Subleased Premises may be different (materially or otherwise) than the approximately 38,723 rentable square footage referenced in this Sub-Sublease Agreement. Nevertheless, for the purposes of this Sub-Sublease Agreement only, including for the purposes of calculating Rent hereunder, Sublessor and Sublessee deem the total rentable square footage of the Subleased Premises to be 38,723.

(signature pages follow)

EXECUTED IN TRIPLICATE as of the date first written above.

ZILLOW, INC.                ACUCELA INC.

By /s/ Kathleen Phillips         By /s/ John Gebhart
Its Chief Financial Officer         Its Chief Financial Officer
Date Signed: January 12, 2017         Date Signed: December 12, 2016

ACKNOWLEDGMENT

State of Washington )
                                   ) ss.
County of King )

   I certify that I know or have satisfactory evidence that John Gebhart is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of Acucela Inc., a Washington corporation, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

Dated:  December 12, 2016

  Trudy A Bean

Notary public in and for the State of
Washington, residing at
  Monroe, WA

My appointment expires
  February 29, 2020

ACKNOWLEDGMENT

State of Washington )
                                   ) ss.
County of King )

   I certify that I know or have satisfactory evidence that Kathleen Phillips is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Authorized Signatory of Zillow, Inc., a Washington corporation, to be the free and voluntary act and deed of such party for the uses and purposes mentioned in the instrument.

Dated:  January 12, 2017

_Catherine Baldridge

Notary public in and for the State of
Washington, residing at
  Renton, WA

My appointment expires
  October 29, 2019

EXHIBIT A

TRUE COPY OF LEASE AGREEMENT

[Please see Exhibit 10.13 to the Current Report on Form 8-K filed by Kubota Pharmaceutical Holdings Co., Ltd. (formerly Acucela Inc.) on July 1, 2014]

EXHIBIT B

SUBLEASE AGREEMENT AS FILED WITH THE SEC ON JULY 1, 2014

EXHIBIT C

DESCRIPTION OF SUBLEASED PREMISES

EXHIBIT D

RIC’S CONSENT

MASTER LANDLORD’S CONSENT TO SUB-SUBLEASE

THIS MASTER LANDLORD’S CONSENT TO SUB-SUBLEASE (this “Consent”) is made as of December 2, 2016, by and among FSP-RIC, LLC, a Delaware limited liability company (“Master Landlord”), THE BOEING COMPANY, a Delaware corporation (“Tenant”), ACUCELA INC., a Washington corporation (“Subtenant”), and ZILLOW, INC., a Washington corporation (“Sub-Subtenant”).
1.Recitals.
1.1    Lease. Master Landlord and Tenant are parties (either directly or as successor-in-interest) to a lease agreement dated as of November 16, 2011 (as amended or supplemented to date, the “Lease”), for space (the “Premises”) in an office building located at 1301 Second Avenue, Seattle, Washington (the “Building”). All capitalized terms are as defined in the Lease, except as otherwise provided herein.
1.2    Sublease. Tenant, with Master Landlord’s consent, subleased to Subtenant approximately 38,723 square feet of the Premises consisting of the entire floors on Floors 41 and 42 (the “Subleased Premises”) of the Building pursuant to a Sublease Agreement dated as of June 26, 2014 (the “Sublease”).
1.3    Sub-Sublease. Subtenant has asked Master Landlord to execute this Consent to evidence its consent to the sub-subletting of the Subleased Premises, pursuant to the Sub-Sublease Agreement attached hereto as Exhibit A (the “Sub-Sublease”), by Subtenant to Sub-Subtenant.
2.    Consent. As required under Article 10 of the Lease and subject to the terms and conditions of this Consent, Master Landlord hereby consents to the sub-subletting of the Subleased Premises by Subtenant to Sub-Subtenant, as set forth in the Sub-Sublease, to the extent and only to the extent that the Sub-Sublease does not enlarge Tenant’s rights under the Lease, give Subtenant or Sub-Subtenant any right not granted under the Lease, or increase Master Landlord’s responsibilities or obligations under the Lease, and subject to the following terms and conditions:
2.1    No Waiver. Nothing contained herein or in the Sub-Sublease shall be construed to modify, waive, impair or affect any of the covenants .and agreements contained in the Lease (except as expressly provided in this Consent), including without limitation any of the covenants or agreements contained in the Lease regarding subleasing, or to waive any breach of Tenant in the due keeping, performance or observance thereof.
2.2    No Release of Tenant. This Consent shall not be construed as a release of Tenant from any liability, whether past, present or future, under the Lease. Tenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Lease of all of the covenants and agreements therein set forth on the part of Tenant to be kept, performed and observed, including without limitation the obligation for the payment of the fixed rent, additional rent and all other sums now and/or hereinafter becoming payable thereunder, expressly including as such additional rent any and all charges for any property, material, labor, utility or other services furnished or rendered by Master Landlord in or in connection with the Premises demised by the Lease, whether for, or at the request of, Tenant, Subtenant or Sub-Subtenant. Tenant shall be liable for all bills rendered by Master Landlord for charges incurred by Sub-Subtenant for services rendered and materials supplied to the Subleased Premises or at the request of Sub-Subtenant and Master Landlord shall not be required to obtain Tenant’s consent prior to supplying any services or materials to Sub-Subtenant.
2.3    Subordinate to Lease. The Sub-Sublease shall at all times be subject and subordinate to the Lease, and to all of the covenants and agreements of the Lease and of this Consent, and Sub-Subtenant shall not do, permit or suffer anything to be done in, or in connection with, Sub-Subtenant’s use or occupancy of the Subleased Premises that would violate any of such covenants and agreements. Master Landlord shall have the right, but not the obligation, to enforce the provisions of the Sub-Sublease, including collection of rent thereunder. Tenant acknowledges that its indemnity and defense obligations under the Lease include all any and all claims arising from or related to the following (but subject always to the exceptions and limitations set out in Article 22 of the Lease): (a) Sub-Subtenant’s use of the Subleased Premises or any activity done, permitted or suffered by Sub-Subtenant in, on or about the Subleased Premises or the building; and (b) any act or omission by Sub-Subtenant or its employees, contractors or agents in connection with or related to the Sublease or the Subleased Premises. Master Landlord is an intended third party beneficiary of the Sub-Subtenant’s indemnity under Section 6.1 of the Sublease and may enforce such obligation directly.
2.4    Further Subletting or Assignment. This Consent shall not be construed as a consent by the Master Landlord to, or as permitting, any other or further subletting or any assignment by either Tenant, Subtenant or Sub-Subtenant.
2.5    Use. The use of the Subleased Premises shall continue to be limited as set forth in the Lease, or absent any such limitations shall be used solely for general office purposes. Master Landlord shall have all rights to enter into the Premises reserved to Master Landlord under the Lease.
2.6    Relationship with Master Landlord.
(a)    Tenant hereby assigns and transfers Tenant’s interest in the Sub-Sublease and all rentals and income arising therefrom to Master Landlord, subject to the terms of this Section 2.6. By consenting to the Sub-Sublease, Master Landlord agrees that until a default shall occur (after the expiration of any period provided for in the Lease for notice or cure) in the performance of Tenant’s obligations under the Lease, Tenant or Subtenant (as the case may be) may receive, collect and enjoy the rents accruing under the Sub-Sublease. In the event Tenant defaults in the performance of its obligations to Master Landlord as set forth in the Lease, after the expiration of any period provided for in the Lease for notice or cure (whether or not Master Landlord terminates the Lease), Master Landlord may at its option, by notice to Tenant and Subtenant, either (i) terminate the Sublease and the Sub-Sublease, (ii) elect to receive and collect, directly from Sub-Subtenant, all rent and any other sums owing and to be owed under the Sub-Sublease, as further set forth in Section 2. 6(b) below, or (iii) elect to succeed to Subtenant’s interest in the Sublease and cause Sub-Subtenant to attorn to Master Landlord, as further set forth in Section 2.6(c) below.

(b)    Master Landlord shall not, by reason of the Sub-Sublease, or by reason of the collection of rents or any other sums from Sub-Subtenant pursuant to Section 2.6(a) above, be deemed liable to Sub-Subtenant for any failure of Tenant or Subtenant to perform and comply with any obligation of Tenant or Subtenant, respectively, and Tenant and Subtenant hereby irrevocably authorize and direct Sub-Subtenant, upon receipt of any written notice from Master Landlord stating that a default exists in the performance of Tenant’s obligations under the Lease, to pay to Master Landlord the rents and any other sums due and to become due under the Sub-Sublease. Tenant and Subtenant agree that Sub-Subtenant shall have the right to rely upon any such statement and request from Master Landlord, and that Sub-Subtenant shall pay any such rents and any other sums to Master Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant or Subtenant to the contrary. Neither Tenant nor Subtenant shall have any right or claim against Sub-Subtenant for any such rents or any other sums so paid by Sub-Subtenant to Master Landlord. Master Landlord shall credit Tenant with any rent received by Master Landlord under such assignment, but the acceptance of any payment on account of rent from the Sub-Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Master Landlord to Sub-Subtenant or by Sub-Subtenant to Master Landlord, be deemed a waiver by Master Landlord of any provision of the Lease or serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreements under the Lease. Notwithstanding the foregoing, any other payment of rent from Sub-Subtenant directly to Master Landlord, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Sub-Subtenant to Master Landlord in the absence of a specific written agreement signed by Master Landlord to such an effect.
(c)    In the event Master Landlord elects, at its option, to cause Sub-Subtenant to attorn to Master Landlord pursuant to Section 2.6(a)·above, Master Landlord shall undertake the obligations of Subtenant under the Sublease from the time of the exercise of the option, but Master Landlord shall not be (i) liable for any prepayment of more than one month’s rent or any security deposit paid by Sub-Subtenant, (ii) liable for any previous act or omission of Tenant under the Lease, for any other defaults of Tenant under the Sublease, or for any other defaults of Subtenant under the Sub-Sublease, (iii) subject to any defenses or offsets previously accrued that Sub-Subtenant may have against Tenant or Subtenant, (iv) bound by any changes or modifications made to the Sub-Sublease without the written consent of Master Landlord, (v) bound by any options to expand or increase the size of the Subleased Premises, (vi) obligated to construct or to pay for any improvements or alterations, (vii) obligated to provide any goods or services that Tenant or Subtenant has agreed to provide such as furniture, copying equipment, reception or other services except for those services required of Master Landlord in its role as Master Landlord under the Lease. In addition, if Master Landlord elects to cause Sub-Subtenant to attorn to Master Landlord as set forth above, Master Landlord shall not be deemed to have made any of or be bound by any of Tenant’s representations and warranties in the Sublease or any of Subtenant’s representations and warranties in the Sub-Sublease. Master Landlord has not waived any rights it may have under the Lease to require removal of alterations, improvements or cabling in the Subleased Premises.
2.7    Alterations. This Consent is expressly conditioned upon compliance by the Tenant, Subtenant and Sub-Subtenant with the provisions of the Lease pertaining to alterations,

repairs, additions or improvements in, to or about the Premises and shall not be construed as consent to any alterations, repairs, additions or improvements described in the Sub-Sublease.
2.8    Sub-Sublease. Subtenant and Sub-Subtenant each represent that the attached Sub-Sublease is a true, correct and complete copy of the Sub-Sublease, and agree that a true, correct and complete copy of each amendment thereto shall be delivered to Master Landlord within ten days after the execution of such amendment. It is understood that Master Landlord shall not be deemed to be a party to the Sub-Sublease or any amendment to the Sub-Sublease, and will not be bound by any of the covenants or agreements thereof. Neither the execution and delivery of this Consent, nor the receipt by Master Landlord of a copy of the Sub-Sublease or any amendment to the Sub-Sublease, shall be deemed to change any provision of this Consent or to be a consent to, or an approval by Master Landlord of, any covenants or agreements contained in the Sub-Sublease or any amendment to the Sub-Sublease.
2.9    Profits. If Tenant should ever collect rent from Sub-Subtenant, Tenant shall not ask for nor collect rent from Sub-Subtenant in excess of the rent payable by Tenant to Master Landlord (“Profits”) without Master Landlord’s prior written consent. If there are any Profits from the Sub-Sublease, Tenant shall pay to Master Landlord the percentage of such Profits specified in the Lease, if applicable, as additional rent.
2.10    Consideration for Sub-Sublease. Subtenant and Sub-Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Sub-Subtenant to Subtenant with regard to the Subleased Premises other than as set forth in the Sub-Sublease.
2.11    Recapture. This Consent shall not be construed as limiting Master Landlord’s ability to exercise rights to recapture any portion of the Premises set forth in the Lease (if any) in the event of a proposed future sublease or any assignment of any portion of the Premises.
2.12    Matters Requiring Notice to Master Landlord and Consent. Tenant nd Subtenant agree to give Master Landlord immediate notice and obtain Master Landlord’s consent when any one or more of the following conditions arise:
(a)    the Sublease expires or is terminated (other than on any termination date set forth in the Sublease);
(b)    he rent due pursuant to the Sub-Sublease is adjusted other than as provided in the Sub-Sublease;
(c)    Sub-Subtenant renews or extends the term of the Sub-Sublease (other than pursuant to an explicit option contained in the Sub-Sublease); or
(d)    Sub-Subtenant subleases additional space.
2.13    Notices. Any notices to Sub-Subtenant under this Agreement shall be addressed to the Subleased Premises and may be sent using any method permitted under the Lease.

Any notice or other communications to Master Landlord shall be sent in accordance with the terms of the Lease. Master Landlord ‘s current addresses for notices are as set forth below and may be changed from time to time in accordance with the terms of the Lease.
FSP-RIC, LLC
c/o CommonWealth Partners Management LLC
515 S. Flower Street, 32nd Floor
Los Angeles, CA 90071
Attention: Asset Manager -Russell Investment Center
Telephone: 213.629.2100
Facsimile: 213.629.2114

With a copy to:
FSP-RIC, LLC
c/o Common Wealth Partners Management LLC
1301 Second Avenue, Suite 720
Seattle, WA 98101
Attention: Property Manager
Telephone: 206.816.1950
Facsimile: 206. 816.1970

2.14    Special Provisions. Sub-Subtenant may not exercise any of the rights granted to Tenant under the First Amendment to Lease dated June 8, 2012, or the Storage Agreement dated May 14, 2012 (“Storage Agreement”), or the Satellite Dish/Antenna License Agreement dated September 17, 2012 (“Dish-Antenna License Agreement”). For the avoidance of doubt, Sub-Subtenant acknowledges that Tenant has not assigned to Subtenant or to Sub-Subtenant any rights under the Storage Agreement or the Dish-Antenna License Agreement and Master Landlord acknowledges that Tenant retains the right to terminate each of the Storage Agreement and the Dish-Antenna License Agreement in accordance with their respective terms.
3.    General Provisions.
3.1    Brokerage Commission. Tenant, Subtenant and Sub-Subtenant covenant and agree that under no circumstances shall Master Landlord be liable for any brokerage commission or other charge or expense in connection with the Sub-Sublease, and Tenant, Subtenant and Sub-Subtenant agree to protect, defend, indemnify and hold harmless Master Landlord from the same and from any cost or expense (including, but not limited to, attorneys’ fees) incurred by Master Landlord in resisting any claim for any such brokerage commission.
3.2    Controlling Law. The terms and provisions of this Consent shall be construed in accordance with and governed by the laws of the State of Washington.
3.3    Binding Effect. This Consent shall be binding upon and inure to the benefit of the parties hereto, and their heirs, successors and assigns.

3.4    Captions. The paragraph captions utilized in this Consent are intended for purposes of convenience only and are not intended to interpret or limit the terms and conditions of this Consent.
3.5    Partial Invalidity. If any term, provision or condition contained in this Consent is, to any extent, invalid or unenforceable, the remainder of this Consent, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Consent shall be valid and enforceable to the fullest extent permitted by law.
3.6    Attorneys’ Fees. If any party commences litigation against any other for the specific performance of this Consent, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties agree to and waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.
3.7    Conflicts. In the event of any conflict between the Sublease and the Lease, or between the Sublease and this Consent, the Lease or this Consent, as applicable, shall prevail. In the event of any conflict between this Consent and the Lease, the Lease shall prevail.
3.8    Counterparts and Facsimile/PDF Signatures. This Consent may be executed in one or more counterparts and each set of duly delivered identical counterparts which includes all signatories shall be deemed to be one original document. Signatures delivered by facsimile, PDF or other electronic means will have the same effect as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Consent as of the date first set forth above.·
MASTER LANDLORD:

FSP-RIC, LLC,
a Delaware limited liability company,

By:    Fifth Street Properties, LLC,
a Delaware limited liability company,
Its Sole Member

By:    CWP Capital Management, LLC,
a Delaware limited liability company,
Its Manager

By:	/s/ Joseph A. Corrente
Name:	Joseph A. Corrente
Title:	Executive Vice President

CALIFORNIA CIVIL CODE §1189: A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA        )
) ss.
COUNTY OF Los Angeles     )

On January 25th, 2017, before me, Leann Erin Holsapple, a Notary Public, personally appeared Joseph Corrente, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.
Leann Erin Holsapple
Notary Public
Commission Expiration Date May 24 2019         [SEAL]

IN WITNESS WHEREOF, the parties have executed this Consent as of the date first set forth above.·

TENANT:

THE BOEING COMPANY,
a Delaware corporation

By:	/s/ Alan Coleman
Name:	Alan Coleman
Title:	Authorized Signatory

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 2 day of December, 2016, before me, a Notary Public in and for the State of WA, personally appeared Alan Coleman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Authorized Signatory of The Boeing Company, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Mary Fuller Price
NOTARY PUBLIC in and for the State of Washington,
residing at	Renton, WA
My appointment expires	April 28, 2020
Print Name	Mary Fuller Price

SUBTENANT:

ACUCELA INC.,
a Washington corporation

By:	/s/ John Gebhart
Name:	John Gebhart
Title:	CFO

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 12th day of December, 2016, before me, a Notary Public in and for the State of WA, personally appeared John Gebhart [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the CFO [title] of Acucela, Inc., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Trudy A Bean
NOTARY PUBLIC in and for the State of Washington,
residing at	Monroe. WA
My appointment expires	February 29, 2020
Print Name	Trudy A Bean

SUB-SUBTENANT:

ZILLOW, INC.,
a Washington corporation

By:	/s/ Kathleen Phillips
Name:	Kathleen Phillips
Title:	CFO

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 12th day of January, 2017, before me, a Notary Public in and for the State of Washington, personally appeared Kathleen Phillips [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the CFO [title] of Zillow, Inc., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Catherine Baldridge
NOTARY PUBLIC in and for the State of Washington,
residing at	Renton, WA
My appointment expires	October 29, 2019
Print Name	Catherine Baldridge

EXHIBIT A

THE SUB-SUBLEASE

EXHIBIT E

BOEING’S CONSENT

SUBLANDLORD’S CONSENT TO SUB-SUBLEASE

THIS CONSENT TO SUB-SUBLEASE (this “Consent”) is made as of December 2, 2016, by and among THE BOEING COMPANY, a Delaware corporation (“Tenant”), ACUCELA INC., a Washington corporation (“Subtenant”), and ZILLOW, INC., a Washington corporation (“Sub-Subtenant”).
1.Recitals.
1.1    Lease. FSP-RIC, LLC, a Delaware limited liability company (“Landlord”) and Tenant are parties (either directly or as successor-in - interest) to a lease agreement dated as of November 16, 2011 (as amended or supplemented to date, the “Lease”), for space (the “Premises”) in an office building located at 1301 Second Avenue, Seattle, Washington (the “Building”). All capitalized terms are as defined in the Lease, except as otherwise provided herein.
1.2    Sublease. Tenant, with Landlord’s consent, subleased to Subtenant approximately 38,723 square feet of the Premises consisting of the entire floors on Floors 41 and 42 (the “Subleased Premises”) of the Building pursuant to a Sublease Agreement dated as of June 26, 2014 (the “Sublease”).
1.3    Sub-Sublease. Subtenant has asked Tenant to execute this Consent to evidence its consent to the sub-subletting of the Subleased Premises, pursuant to the Sub-Sublease Agreement attached hereto as Exhibit A (the “Sub-Sublease”), by Subtenant to Sub-Subtenant.
2.    Consent. As required under Sections 5.2 and 11 of the Sublease (incorporating Article 10 of the Lease) and subject to the terms and conditions of this Consent, Tenant hereby consents to the sub-subletting of the Subleased Premises by Subtenant to Sub-Subtenant, as set forth in the Sub-Sublease, to the extent and only to the extent that the Sub-Sublease does not enlarge Subtenant’s rights under the Sublease, give Subtenant or Sub-Subtenant any right not granted under the Sublease, or increase Tenant’s responsibilities or obligations under the Sublease, and subject to the following terms and conditions:
2.1    No Waiver. Nothing contained herein or in the Sub-Sublease shall be construed to modify, waive, impair or affect any of the covenants .and agreements contained in the Sublease (except as expressly provided in this Consent), including without limitation any of the covenants or agreements contained in the Sublease regarding subleasing, or to waive any breach of Subtenant in the due keeping, performance or observance thereof.
2.2    No Release of Subtenant. This Consent shall not be construed as a release of Subtenant from any liability, whether past, present or future, under the Sublease. Subtenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Sublease of all of the covenants and agreements therein set forth on the part of Subtenant to be kept, performed and observed, including without limitation the obligation for the payment of the fixed rent, additional rent and all other sums now and/or hereinafter becoming payable thereunder, expressly including as such additional rent any and all charges for any property, material, labor, utility or other services furnished or rendered by Tenant in or in connection with the Subleased Premises demised by the Sublease, whether for, or at the request of, Subtenant or Sub-Subtenant. Subtenant shall be liable for all bills rendered by Tenant for charges incurred by Sub-Subtenant for services rendered and materials supplied to the Subleased Premises or at the request of Sub-Subtenant and Tenant shall not be required to obtain Subtenant’s consent prior to supplying any services or materials to Sub-Subtenant.
2.3    Subordinate to Sublease. The Sub-Sublease shall at all times be subject and subordinate to the Sublease, and to all of the covenants and agreements of the Sublease and of this Consent, and Sub-Subtenant shall not do, permit or suffer anything to be done in, or in connection with, Sub-Subtenant’s use or occupancy of the Subleased Premises that would violate any of such covenants and agreements. Subject to the rights of Landlord, Tenant shall have the right, but not the obligation, to enforce the provisions of the Sub-Sublease, including collection of rent thereunder. Subtenant acknowledges that its indemnity and defense obligations under the Sublease include all any and all claims arising from or related to the following (but subject always to the exceptions and limitations set out in Section 6 of the Sublease): (a) Sub-Subtenant’s use of the Subleased Premises or any activity done, permitted or suffered by Sub-Subtenant in, on or about the Subleased Premises or the building; and (b) any act or omission by Sub-Subtenant or its employees, contractors or agents in connection with or related to the Sublease or the Subleased Premises.
2.4    Further Subletting or Assignment. This Consent shall not be construed as a consent by the Tenant to, or as permitting, any other or further subletting or any assignment by either Subtenant or Sub-Subtenant.
2.5    Use. The use of the Subleased Premises shall continue to be limited as set forth in the Sublease, or absent any such limitations shall be used solely for general office purposes. Tenant shall have all rights to enter into the Premises reserved to Tenant under the Sublease.
2.6    Relationship with Tenant.
(a)    Subtenant hereby assigns and transfers Subtenant’s interest in the Sub-Sublease and all rentals and income arising therefrom to Tenant, subject to the terms of this Section 2.6. By consenting to the Sub-Sublease, Tenant agrees that until a default shall occur (after the expiration of any period provided for in the Sublease for notice or cure) in the performance of Subtenant’s obligations under the Sublease, Tenant may receive, collect and enjoy the rents accruing under the Sub-Sublease. In the event Subtenant defaults in the performance of its obligations to Tenant as set forth in the Sublease, after the expiration of any period provided for in the Sublease for notice or cure (whether or not Tenant terminates the Sublease), Tenant may at its option, by notice to Subtenant and Sub-Subtenant, either (i) terminate the Sublease and the Sub-Sublease, (ii) elect to receive and collect, directly from Sub-Subtenant, all rent and any other sums owing and to be owed under the Sub-Sublease, as further set forth in Section 2. 6(b) below, or (iii) elect to succeed to Subtenant’s interest in the Sublease and cause Sub-Subtenant to attorn to Tenant, as further set forth in Section 2.6(c) below.
(b)    Tenant shall not, by reason of the Sub-Sublease, or by reason of the collection of rents or any other sums from Sub-Subtenant pursuant to Section 2.6(a) above, be deemed liable to Sub-Subtenant for any failure of Subtenant to perform and comply with any obligation of Subtenant, and Subtenant and Subtenant hereby irrevocably authorize and direct Sub-Subtenant, upon receipt of any written notice from Landlord stating that a default exists in the performance of Subtenant’s obligations under the Sublease, to pay to Landlord the rents and any other sums due and to become due under the Sub-Sublease. Subtenant agrees that Sub-Subtenant shall have the right to rely upon any such statement and request from Tenant, and that Sub-Subtenant shall pay any such rents and any other sums to Tenant without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Subtenant to the contrary. Subtenant shall have no right or claim against Sub-Subtenant for any such rents or any other sums so paid by Sub-Subtenant to Tenant. Tenant shall credit Subtenant with any rent received by Tenant under such assignment, but the acceptance of any payment on account of rent from the Sub-Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Tenant to Sub-Subtenant or by Sub-Subtenant to Tenant, be deemed a waiver by Tenant of any provision of the Sublease or serve to release Subtenant from any liability under the terms, covenants, conditions, provisions or agreements under the Sublease. Notwithstanding the foregoing, any other payment of rent from Sub-Subtenant directly to Tenant, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Sub-Subtenant to Tenant in the absence of a specific written agreement signed by Tenant to such an effect.
(c)    In the event Tenant elects, at its option, to cause Sub-Subtenant to attorn to Tenant pursuant to Section 2.6(a)·above, Tenant shall undertake the obligations of Subtenant under the Sub-Sublease from the time of the exercise of the option, but Tenant shall not be (i) liable for any prepayment of more than one month’s rent or any security deposit paid by Sub-Subtenant, (ii) liable for any previous act or omission of Subtenant under the Sublease, for any other defaults of Subtenant under the Sub-Sublease, (iii) subject to any defenses or offsets previously accrued that Sub-Subtenant may have against Subtenant or Subtenant, (iv) bound by any changes or modifications made to the Sub-Sublease without the written consent of Landlord, (v) bound by any options to expand or increase the size of the Subleased Premises, (vi) obligated to construct or to pay for any improvements or alterations, (vii) obligated to provide any goods or services that Subtenant has agreed to provide such as furniture, copying equipment, reception or other services except for those services required of Tenant in its role as Sublandlord under the Sublease. In addition, if Tenant elects to cause Sub-Subtenant to attorn to Tenant as set forth above, Tenant shall not be deemed to have made any of or be bound by any of Subtenant’s representations and warranties in the Sub-Sublease. Tenant has not waived any rights it may have under the Sublease to require removal of alterations, improvements or cabling in the Subleased Premises.
(d)    The rights of Tenant under this Section 2.6 and the obligations of Subtenant and Sub-Subtenant under this Section 2.6 are subject and subordinate to the rights of Landlord under Landlord’s consent to the Sub-Sublease.
2.7    Alterations. This Consent is expressly conditioned upon compliance by the Subtenant and Sub-Subtenant with the provisions of the Sublease pertaining to alterations, repairs, additions or improvements in, to or about the Subleased Premises and shall not be construed as consent to any alterations, repairs, additions or improvements described in the Sub-Sublease.

2.8    Sub-Sublease. Subtenant and Sub-Subtenant each represent that the attached Sub-Sublease is a true, correct and complete copy of the Sub-Sublease, and agree that a true, correct and complete copy of each amendment thereto shall be delivered to Tenant within ten days after the execution of such amendment. It is understood that Tenant shall not be deemed to be a party to the Sub-Sublease or any amendment to the Sub-Sublease, and will not be bound by any of the covenants or agreements thereof. Neither the execution and delivery of this Consent, nor the receipt by Tenant of a copy of the Sub-Sublease or any amendment to the Sub-Sublease, shall be deemed to change any provision of this Consent or to be a consent to, or an approval by Tenant of, any covenants or agreements contained in the Sub-Sublease or any amendment to the Sub-Sublease. No amendment of the Sub-Sublease shall be binding on Tenant unless Tenant has consented to such amendment in writing.
2.9    2Intentionally Omitted.
2.10    Consideration for Sub-Sublease. Subtenant and Sub-Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Sub-Subtenant to Subtenant with regard to the Subleased Premises other than as set forth in the Sub-Sublease.
2.11    Recapture. This Consent shall not be construed as limiting Tenant’s ability to exercise rights to recapture any portion of the Subleased Premises set forth in or incorporated into the Sublease (if any) in the event of a proposed future sublease or any assignment of any portion of the Subleased Premises.
2.12    Matters Requiring Notice to Tenant and Consent. Subtenant and Sub-Subtenant agree to give Tenant immediate notice and obtain Tenant’s consent when any one or more of the following conditions arise:
(a)    the Sub-Sublease expires or is terminated (other than on any termination date set forth in the Sublease);
(b)    the rent due pursuant to the Sub-Sublease is adjusted other than as provided in the Sub-Sublease;
(c)    Sub-Subtenant renews or extends the term of the Sub-Sublease (other than pursuant to an explicit option contained in the Sub-Sublease); or
(d)    Sub-Subtenant subleases additional space.
2.13    Notices. Any notices to Sub-Subtenant under this Agreement shall be addressed to the Subleased Premises and may be sent using any method permitted under the Sublease. Any notice or other communications to Tenant shall be sent in accordance with the terms of the Sublease. Tenant ‘s current addresses for notices are as set forth in the Sublease and may be changed from time to time in accordance with the terms of the Sublease.

2.14    Special Provisions. Sub-Subtenant may not exercise any of the rights granted to Tenant under the First Amendment to Lease dated June 8, 2012, or the Storage Agreement dated May 14, 2012 (“Storage Agreement”), or the Satellite Dish/Antenna License Agreement dated September 17, 2012 (“Dish-Antenna License Agreement”). For the avoidance of doubt, Sub-Subtenant acknowledges that Tenant has not assigned to Subtenant or to Sub-Subtenant any rights under the Storage Agreement or the Dish-Antenna License Agreement and that Tenant retains the right to terminate each of the Storage Agreement and the Dish-Antenna License Agreement in accordance with their respective terms.
3.    General Provisions.
3.1    Broke rage Commission. Subtenant and Sub-Subtenant covenant and agree that under no circumstances shall Tenant be liable for any brokerage commission or other charge or expense in connection with the Sub-Sublease, and Subtenant and Sub-Subtenant agree to protect, defend, indemnify and hold harmless Tenant from the same and from any cost or expense (including, but not limited to, attorneys’ fees) incurred by Tenant in resisting any claim for any such brokerage commission.
3.2    Controlling Law. The terms and provisions of this Consent shall be construed in accordance with and governed by the laws of the State of Washington.
3.3    Binding Effect. This Consent shall be binding upon and inure to the benefit of the parties hereto, and their heirs, successors and assigns.
3.4    Captions. The paragraph captions utilized in this Consent are intended for purposes of convenience only and are not intended to interpret or limit the terms and conditions of this Consent.
3.5    Partial Invalidity. If any term, provision or condition contained in this Consent is, to any extent, invalid or unenforceable, the remainder of this Consent, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Consent shall be valid and enforceable to the fullest extent permitted by law.
3.6    Attorneys’ Fees. If any party commences litigation against any other for the specific performance of this Consent, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties agree to and waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred.
3.7    Conflicts. In the event of any conflict between the Sub-Sublease and the Sublease, or between the Sub-Sublease and this Consent, the Sublease or this Consent, as applicable, shall prevail. In the event of any conflict between this Consent and the Sublease, the Sublease shall prevail.

3.8    Counterparts and Facsimile/PDF Signatures. This Consent may be executed in one or more counterparts and each set of duly delivered identical counterparts which includes all signatories shall be deemed to be one original document. Signatures delivered by facsimile, PDF or other electronic means will have the same effect as original signatures.

[Signature Page Follows]

  IN WITNESS WHEREOF, the parties have executed this Consent as of the date first set forth above.·

TENANT:

THE BOEING COMPANY,
a Delaware corporation

By:	/s/ Alan Coleman
Name:	Alan Coleman
Title:	Authorized Signatory

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 2 day of December, 2016, before me, a Notary Public in and for the State of WA, personally appeared Alan Coleman, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the Authorized Signatory of The Boeing Company, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Mary Fuller Price
NOTARY PUBLIC in and for the State of Washington,
residing at	Renton, WA
My appointment expires	April 28, 2020
Print Name	Mary Fuller Price

SUBTENANT:

ACUCELA INC.,
a Washington corporation

By:	/s/ John Gebhart
Name:	John Gebhart
Title:	CFO

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 12th day of December, 2016, before me, a Notary Public in and for the State of WA, personally appeared John Gebhart [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the CFO [title] of Acucela, Inc., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Trudy A Bean
NOTARY PUBLIC in and for the State of Washington,
residing at	Monroe. WA
My appointment expires	February 29, 2020
Print Name	Trudy A Bean

SUB-SUBTENANT:

ZILLOW, INC.,
a Washington corporation

By:	/s/ Kathleen Phillips
Name:	Kathleen Phillips
Title:	CFO

STATE OF	Washington	)
) ss.
COUNTY OF	King	)

On this 12th day of January, 2017, before me, a Notary Public in and for the State of Washington, personally appeared Kathleen Phillips [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the CFO [title] of Zillow Group, Inc., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Catherine Baldridge
NOTARY PUBLIC in and for the State of Washington,
residing at	Renton, WA
My appointment expires	October 29, 2019
Print Name	Catherine Baldridge

EXHIBIT A

THE SUB-SUBLEASE